UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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KNOWLES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to the Proxy Statement

for the 2020 Annual Meeting of Shareholders

to be held on April 28, 2020

This proxy statement supplement, dated April 20, 2020 (this “Supplement”), amends and supplements the definitive proxy statement of Knowles Corporation (the “Company”), dated March 11, 2020, relating to the Company’s Annual Meeting of Shareholders (the “2020 Annual Meeting”) to be held on April 28, 2020 at 9:15 a.m., Central Time (as supplemented by the announcement on April 6, 2020 that the 2020 Annual Meeting will be held by means of a virtual format only and by the proxy statement supplement dated April 6, 2020 supplementing Appendix A to the definitive proxy statement, the “Proxy Statement”).

This Supplement is being filed with the Securities and Exchange Commission on April 20, 2020 and should be read in conjunction with the Proxy Statement. Except as specifically amended by this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares of common stock.

This Supplement amends and restates Question and Answer number 11 in the section of the Proxy Statement entitled “Information About the 2020 Annual Meeting” in its entirety as follows. The changes are marked with the deleted text in bold and strikethrough, and the new text in bold and underlined:

11.	What vote is required to approve each matter and how are the voting results determined?

Proposal	Vote Required for Approval	Abstentions and Broker Discretionary Voting
Proposal 1 Election of directors	Majority of votes cast	Abstentions have no effect on the outcome of the proposal. Broker discretionary voting is not permitted. Broker non-votes have no effect on the outcome.

Proposal 2 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm	The affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the proposal is required to approve the proposal.	Abstentions have the same effect as a vote against the proposal. Broker discretionary voting permitted.

Proposal 3 Approval, on an advisory, non-binding basis, of named executive officer compensation	The affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the proposal is required to approve the proposal.	Abstentions have the same effect as a vote against the proposal. Broker discretionary voting is not permitted. Broker non-votes have no effect on the outcome.

Proposal 4 Non-binding, advisory vote regarding the frequency of future advisory votes to approve our named executive officer compensation	The frequency receiving the most votes will be considered the preference of the shareholders.	Abstentions have no effect on the outcome of the proposal. Broker discretionary voting is not permitted. Broker non-votes have no effect on the outcome.

Proposal 5 Approval of the Amended and Restated 2018 Equity and Cash Incentive Plan	Majority of votes cast	Abstentions have ~~no effect on the outcome of~~ the same effect as a vote against the proposal. Broker discretionary voting is not permitted. Broker non-votes have no effect on the outcome.